                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form T-1

             STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                 TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
            ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

                     FLEET NATIONAL BANK OF MASSACHUSETTS
                     ------------------------------------
             (Exact name of trustee as specified in its charter)

                              U.S. NATIONAL BANK
                              ------------------
               (Jurisdiction of incorporation or organization
                        if not a U.S. national bank)

                                 04-1654298
                                 ----------
                   (I.R.S. employer identification no.)

              One Federal Street, Boston, Massachusetts 02211
              -----------------------------------------------
       (Address of trustee's principal executive offices) (Zip Code)

               Jana Litsey, Fleet Bank, 111 Westminster Street,
               -------------------------------------------------
                      Providence, RI 02903 (401) 278-5375
                      -----------------------------------
           (Name, address and telephone number of agent for service)


                               ----------------

                        State Street Boston Corporation
                        -------------------------------
              (Exact name of obligor as specified in its charter)

Massachusetts                                               04-2456637
- -------------                                               ----------
(State or other jurisdiction                                (I.R.S. employer
of incorporation or organization)                           identification no.)


225 Franklin Street
Boston, Massachusetts                                          02110
- ---------------------                                          -----
(address of principal executive offices)                     (zip code)


                         $500,000,000 Debt Securities
                         ----------------------------
                      (Title of the indenture securities)

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Fleet National Bank of Massachusetts, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, and Commonwealth of Massachusetts on the 26th day of March, 1996.

                                           FLEET NATIONAL BANK OF MASSACHUSETTS,
                                                Trustee

                                           By: /s/ Natalie S. Forrest
                                              ---------------------------------
                                               Name: Natalie S. Forrest
                                              Title: Vice President

                                     NOTE

     1. While the Trustee is not presently aware of any such affiliation, if in the course of its investigation it discovers such an affiliation an amendment to this form T-1 will be filed.

Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and Address of each examining or supervising authority to which it is subject.

              The Comptroller of the Currency,
              Washington, D.C.

              Board of Governors of the Federal Reserve
              System, Washington, D.C.

              Federal Deposit Insurance Corporation
              Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

              The trustee is so authorized.

Item 2.   Affiliations With Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None (see Note on page 3)

Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 have been omitted pursuant to General Instruction B. (see Note on page 3).

Item 16.  List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility and qualification.

1.* A copy of the Articles of Association of the trustee as now in effect is attached hereto as Exhibit 1. (See Exhibit 25 Registration Statement No. 33-72456)

2.* A copy of the Certificate of Authority of the Trustee to commence business. (See Exhibit 25 Registration Statement No. 33-72456).

3.* A copy of the authorization of the Trustee to exercise corporate trust powers. (See Exhibit 25 Registration Statement No. 33-72456).

4.* A copy of the Bylaws of the Trustee as now in effect. (See Exhibit 25 Registration Statement No. 33-72456).

5.   Consent of the Trustee required by Section 321 (b) of the Act.

6. A copy of the latest condition of the trustee, published pursuant to law or the requirements of its supervising or examining authority is attached hereto as
Exhibit 6.


*These Exhibits are incorporated herein by reference.

                                   EXHIBIT 5
                            CONSENT OF THE TRUSTEE
                          REQUIRED BY SECTION 321 (b)
                      OF THE TRUST INDENTURE ACT OF 1939

     The undersigned, as Trustee under an Indenture to be entered into between State Street Boston Corporation, Issuer and Fleet National Bank of Massachusetts, Trustee, does herby consent that, pursuant to Section 321 (b) of the Trust Indenture Act of 1939, reports of examinations with respect to the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                            FLEET NATIONAL BANK OF MASSACHUSETTS
                                            TRUSTEE


                                            By: /s/ Natalie S. Forrest
                                                --------------------------------
                                            Name:  Natalie S. Forrest
                                            Title: Vice President

Dated: March 26, 1996

Legal Title of Bank: FLEET NATIONAL BANK OF MASSACHUSETTS
Address:             ONE FEDERAL STREET
City, State, Zip:    BOSTON, MA 02211
FDIC Certificate No: 19429

CALL DATE: 12/31/95  ST-BK: 25-0535 FFIEC 031
                            Page RC-1



Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet                                                                          C400
                                                                                      ----------------------------------
                                                           Dollar Amounts in Thousands                 RCFD Bil Mil Thou
- ------------------------------------------------------------------------------------------------------------------------
                                                                                      //////////////////////////////////
ASSETS                                                                                //////////////////////////////////
1.  Cash and balances due from depository institutions (from                          //////////////////////////////////
    Schedule RC-A):                                                                   //////////////////////////////////
    a. Noninterest-bearing balances and currency and coin (1)........................ 0081                    1,210,297  1.a.
    b. Interest-bearing balances (2)..................................................0071                        8,601  1.b.
2.  Securities....................................................................... //////////////////////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A)....................11754                       80,820  2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)..................11773                    3,240,436  2.b.
3.  Federal funds sold and securities purchased under agreements to                   //////////////////////////////////
    resell in domestic offices of the bank and of its Edge and                        //////////////////////////////////
    Agreement subsidiaries, and in IBFs:                                              //////////////////////////////////
    a. Federal funds sold............................................................ 0276                      130.000  3.a.
    b. Securities purchased under agreements to resell............................... 0277                            0  3.b.
4.  Loans and Lease financing receivables:                      --------------------- //////////////////////////////////
    a. Loans and Leases, net of unearned                        RCFD  2122  8,779,280 ////////////////////////////////// 4.a
       income (from Schedule RC-C)..........................                          //////////////////////////////////
    b. LESS: Allowance for Loan and Lease                       RCFD  3123  186,968   ////////////////////////////////// 4.b
       Losses...............................................                          //////////////////////////////////
    c. LESS: Allocated transfer risk                            RCFD  3128       0    ////////////////////////////////// 4.c
       reserve..............................................    --------------------- //////////////////////////////////
    d. Loans and Leases, net of unearned income,                                      //////////////////////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c)........................... 2125                    8,592,312  4.d.
5.  Trading assets (from Schedule RC-D).............................................. 3545                          400  5.
6.  Premises and fixed assets (including capitalized Leases)......................... 2145                      107,387  6.
7.  Other real estate owned (from Schedule RC-M)..................................... 2150                          275  7.
8.  Investments in unconsolidated subsidiaries and associated                         //////////////////////////////////
    companies (from Schedule RC-M)................................................... 2130                            0  8.
9.  Customers' Liability to this bank on acceptances outstanding..................... 2155                       34,388  9.
10. Intangible assets (from Schedule RC-M)........................................... 2143                       92,847  10.
11. Other assets (from Schedule RC-F)................................................ 2160                      369,968  11.
12. Total assets (sum of items 1 through 11)......................................... 2170                   13,867,731  12.
                                                                                      ---------------------------------

- ---------------------
(1)  Includes cash items in process of collection and unposed debit.
(2)  Includes time certificates of deposit not held in trading accounts.

Title of Bank:FLEET NATIONAL BANK OF MASSACHUSETTS
Address:      ONE FEDERAL STREET                                    Page RC-2
City, State, Zip:    BOSTON, MA 02211
  Certificate No:  1 9 4 2 9
                   ---------
CALL DATE:  12/31/95 ST-BK:  25-0535 FFIEC 031


Schedule RC--Continued

                                                                            ----------------------------
                                         Dollar Amounts in Thousands         ///////////// Bil Mil Thou
- --------------------------------------------------------------------------------------------------------
LIABILITIES                                                                  ////////////////////////////
13.  Deposits:                                                               ///////////////////////////
a. In domestic offices (sum of totals of columns A & C from Schedule
   RC-E, part 1)                                                             RCON  2200      9,380,967   13.a
   (1) Noninterest-bearing(1)             RCON 6631        3,016,656         /////////////////////////  13.a(1)
   (2) Interest-bearing                   RCON 6636        6,364,311         ////////////////////////   13.a(2)
b. In foreign offices, Edge and Agreement subsidiares, and IBFs              ////////////////////////
   (from Schedule RC-E, part II)                                             RCFN  2200        384,258 13.b
   (1) Noninterest-bearing                RCFN 6631                0          //////////////////////
   (2) Interest-bearing                   RCFN 6636          384,258         ////////////////////////// 13.b(1)
14.  Federal funds purchased and securities sold under agreements to         /////////////////////////
     repurchase in domestic offices of the bank and of its Edge and          /////////////////////////
     Agreement subsidiaries, and in IBFs:                                    ////////////////////////
     (a) Federal funds purchased                                             RCFD  0278      1,808,458  14.a
     (b) Securities sold under agreement to repurchase                       RCFD  0279        269,870  14.b
15.  a. Demand notes issued to the U.S. Treasury                             RCFD  2840        116,736  15.a
     b. Trading Liabilities (from Schedule RC-D)                             RCFD  3548            310  15.b
16.  Other borrowed money                                                    /////////////////////////  16.
     a.  With original maturity of one year or Less                          RCFD  2332        334,947  16.a
     b.  With original maturity of more than one year                        RCFD  2333        139,171  16.b
17.  Mortgage indebtedness & obligations under capitalized leases            RCFD  2910              0  17.
18.  Bank's liability on acceptances executed and outstanding                RCFD  2920         34,388  18.
19.  Subordinated notes and debentures                                       RCFD  3200         88,956  19.
20.  Other liabilities (from Schedule RC-G                                   RCFD  2930        160,838  20.
21   Total liabilities (sum of items 13 through 20)                          RCFD  2948     12,718,899  21.
                                                                             /////////////////////////
22.  Limited-Life preferred stock and related surplus                        RCFD  3282              0  22.
EQUITY CAPITAL                                                               /////////////////////////
23.  Perpetual preferred stock and related surplus                           RCFD  3838          0      23.
24.  Common stock                                                            RCFD  3830         14,476  24.
25.  Surplus  (exclude all surplus related to preferred stock)               RCFD  3839        608,239  25.
26.  a.  Undivided profits and capital reserves                              RCFD  3632        522,976  26.a
     b.  Net unrealized holding gains (losses) on available-for-sale
         securities                                                          RCFD  8434          3,141  26.b
27.  Cumulative foreign currency translation adjustments                     RCFD  3284              0  27.
28.  Total equity capital (sum of items 23 through 27)                       RCFD  3210      1,148,832  28.
29.  Total liabilities, limited-life preferred stock, and equity             /////////////////////////
     capital (sum of items 21, 22 and 28)                                    RCFD  3300     13,867,731  29.

Title of Bank: FLEET NATIONAL BANK OF MASSACHUSETTS CALL DATE: 12/31/95 ST-BK: 25-0535 FFIEC 031

Address:       ONE FEDERAL STREET                                      Page RC-3
City, State, Zip:     BOSTON, MA 02211
  Certificate No:  1 9 4 2 9
                   ---------

Schedule RC--Continued

                                                        -------------------
Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                               Number
   auditors as of any date during 1992.........................RCFD 6724 N/A M.1

1. Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public account firm which submits a report on the bank

2. independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3. Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5. Review of the bank's financial statements by external auditors

6. Compilation of the bank of the bank's financial statements by external auditors

7. Other audit procedures (excluding tax preparation work)

8. No external audit work

- --------------------
(1) Includes total demand deposits and noninterest-bearing time and saving deposits.

natalie/report